Exhibit 99.1

MINES MANAGEMENT, INC. RECEIVES NOTICE FROM NYSE MKT

Spokane, Washington — July 8, 2015 — MINES MANAGEMENT, INC. (NYSE-MARKET: “MGN”, TSX: “MGT”; the “Company”).  On July 1, 2015, the Company received a letter from NYSE MKT LLC (“NYSE MKT” or the “Exchange”) stating that it is not in compliance with the continued listing standards as set forth in Section 1003(a)(i-iv) of the NYSE MKT Company Guide (the “Company Guide”).  In order to maintain its listing, the Company must submit a plan of compliance by August 3, 2015 addressing how it intends to regain compliance with Section 1003(a)(i-iv) of the Company Guide by December 31, 2016 for equity standards and December 31, 2015 for the financial impairment standard.

If the plan is accepted, the Company may be able to continue its listing but will be subject to periodic reviews by the Exchange.  If the plan is not accepted, or if it is accepted but the Company is not in compliance with the continued listing standards by the plan period end dates, or if the Company does not make progress consistent with the plan, the Exchange may initiate delisting procedures as appropriate.

The Company’s management is pursuing options to address the deficiencies and intends to submit a compliance plan on or before the deadline set by the Exchange.

Company contact:

Douglas D. Dobbs, President

Phone: 509-838-6050

Email: info@minesmanagement.com